LETTER OF INTENT – PARTNERSHIP AND INVESTMENT BIO-PATH HOLDINGS, INC. – ALTFINS, J. S. A.

Executive Summary

Bio-Path Holdings, Inc. (OTC: BPTH) and altFINS are exploring a strategic partnership whereby BPTH establishes a Gen2 digital asset treasury - moving beyond passive Bitcoin accumulation toward a multi-asset, systematically managed cryptocurrency portfolio informed by altFINS’ institutional-grade on-chain fundamentals and technical analysis.

This proposal outlines the partnership structure, a phased treasury deployment plan, the speciﬁc altFINS capabilities BPTH would leverage, and how BPTH can differentiate itself from ﬁrst-generation treasury adopters.

Metric	Value
Public companies holding crypto (mid-2026)	~200+
Collective holdings at peak	$180BN

Market Context: Gen1 vs. Gen2 Treasury Strategies

Early digital asset treasury adopters (Gen1) followed a simple formula - buy and hold Bitcoin as a reserve asset. MicroStrategy pioneered this; Genius Group (GNS) extended it. While effective in bull markets, Gen1 strategies suffer from single-asset concentration risk, no systematic entry/exit discipline, and inability to capture altcoin alpha.

Gen1 cautionary tale — Genius Group (GNS)

Adopted a Bitcoin-only treasury reserve in late 2024, targeting 1,000 BTC. Faced court injunctions in early 2025 blocking further purchases and was forced to liquidate its entire 84 BTC position in April 2026 to clear $8.5MM in debt. Without a systematic investment framework or risk management layer, the strategy was vulnerable to both regulatory action and balance-sheet stress. GNS is now rebuilding with a broader AI + BTC dual treasury — an implicit move toward Gen2.

Gen2 template — SRx Health Solutions / SRX Global

SRx Health (NYSE American: SRXH) began with a 10% cash-ﬂow allocation to crypto (BTC + ETH + SOL) in mid-2025, then in early 2026 deployed $18M into an "EMJ Gen2" multi-asset model led by Eric Jackson. The Gen2 framework is explicitly active: it combines on-chain research, position sizing, hedging, and capital rotation across market cycles — rather than passive accumulation. SRx completed a full corporate pivot, recently acquiring EMJ Crypto Technologies and CCC Crypto, and rebranded as SRX Global. This is the template BPTH can replicate at its own scale - without the corporate restructuring and massive dilution.

The BPTH + altFINS partnership is designed to deliver Gen2 outcomes - active, research-driven, multi-asset treasury management - without requiring BPTH to build internal crypto expertise from scratch.

Partnership Structure

altFINS provides the data infrastructure, analytical framework, and ongoing research. BPTH retains full custody and decision authority. The relationship is structured as a data and advisory services agreement across three layers:

Layer	Name	Description
Layer 1	Data & platform access	BPTH receives perpetual enterprise API access to altFINS' full screener, on-chain fundamentals, and 150+ technical indicators across 2,000+ coins
Layer 2	Research & signals	altFINS delivers curated weekly investment reports, AI-generated trade setups, and chart pattern alerts tailored to BPTH's portfolio criteria
Layer 3	Advisory & governance	altFINS analysts participate in BPTH’s treasury committee, helping deﬁne allocation rules, rebalancing triggers, and risk parameters

How BPTH Would Leverage altFINS

1.      Asset Selection - On-Chain Fundamental Screening

Rather than manually researching thousands of tokens, BPTH would use altFINS' screener to systematically ﬁlter coins by fundamental on-chain quality metrics before any technical signal is considered.

Key on-chain fundamentals available via altFINS:

•         Protocol revenue (daily / 30-day / annualized) and revenue growth rates (7D, 30D, 90D, 180D, 365D),

•         Total Value Locked (TVL) and TVL momentum - identifying protocols gaining traction,

•         Market Cap / Sales ratio and Market Cap / TVL ratio - valuation vs. fundamentals,

•         Circulating supply and fully diluted market cap - assessing inﬂation risk,

•         CMC rank trajectory - tracking rising vs. falling ecosystem status.

Example screen: coins with annualized protocol revenue > $10MM, TVL growth > 20% over 90 days, and Market Cap/Sales ratio below sector median - identifying fundamentally sound, undervalued assets before momentum traders arrive.

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2.  Entry Timing — Technical Analysis & AI Signals

Once a coin passes the fundamental screen, altFINS' technical layer identiﬁes optimal entry points - reducing the timing risk that destroyed many Gen1 treasuries that bought market tops. Technical tools BPTH would use:

•         AI Trade Setups - complete entry/stop/target plans for 2,000+ coins, updated continuously,

•         AI Chart Patterns - automated detection of 26 pattern types (bull ﬂags, cup-and-handle, triangles, etc.) with up to 84% historical accuracy across 4 timeframes,

•         Trend conﬁrmation - short/medium/long-term trend scores plus trend change detection signals,

•         Momentum indicators - RSI (9/14/25), MACD, Stochastic RSI, CCI, ADX, Williams %R, Bull/Bear Power,

•         Volume analysis - OBV trend, relative volume, VWMA — conﬁrming price moves have conviction,

•         Candlestick pattern library - 30+ automated patterns (Hammer, Engulﬁng, Morning Star,

Three White Soldiers, etc.).

3.  Portfolio Construction - Multi-Asset Allocation Framework

BPTH would adopt a structured allocation model, informed by 2026 institutional best practices and altFINS research:

Tranche	Target Allocation	Assets	Purpose
Core	40–50%	L1’s including BTC, ETH, other	Long-term capital preservation; institutional credibility
Growth	30–40%	Top 20–50 altcoins screened by altFINS fundamentals	Asymmetric upside; sector rotation (DeFi, L1, AI tokens)
Liquidity	15–20%	Stablecoins (USDC, USDT)	Dry powder for dip-buying; operational ﬂexibility; yield via lending

altFINS provides the screener-based watchlist to continuously populate the Growth tranche with candidates meeting both fundamental and technical criteria.

4.  Risk Management - Systematic Sell Disciplines

Gen1 failures (including GNS) were partly caused by the absence of systematic exit rules. BPTH would establish altFINS-powered risk triggers:

•         Trend reversal alerts - medium/long-term trend change signals trigger position review

•         ATR-based stop levels - position sizing and stops anchored to each asset's Average True Range

•         Relative performance monitoring - altcoins underperforming BTC on a rolling 30/90-day basis trigger rebalancing review

•         Fundamental deterioration ﬂags - protocol revenue declining >30% over 90 days triggers sell evaluation regardless of price action

•         Overbought signals - RSI > 80 combined with bearish candlestick patterns (Shooting

Star, Bearish Engulﬁng) signal proﬁt-taking zones

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5.  Reporting & Investor Communications

altFINS provides BPTH with white-label reporting assets - charts, screener exports, on-chain data summaries - that BPTH can incorporate into quarterly ﬁlings, press releases, and investor presentations. This positions BPTH’s treasury as transparently managed and data-driven, differentiating it from companies that simply announce BTC or singular crypto purchases with no analytical framework.

Phased Implementation Plan

Phase 1 - Q3 2026 (Months 1-2): Foundation

•         Board approval of digital asset treasury policy with deﬁned allocation parameters,

•         Execute altFINS enterprise data agreement; integrate API into BPTH treasury workﬂow,

•         Initial capital deployment into Core tranche (BTC + ETH) using altFINS entry-timing signals to avoid top-buying,

•         Publish inaugural Digital Asset Treasury Strategy press release referencing altFINS as data partner.

Phase 2 - Late Q3 2026 - Q4 2026 (Months 3-6): Growth Tranche Activation

•         First altcoin positions added from altFINS-screened watchlist (fundamental + technical dual-ﬁlter),

•         Risk management rules codiﬁed: stop-loss levels, rebalancing triggers, position limits per asset,

•         First quarterly treasury performance report published — including on-chain fundamental rationale for each holding,

•         Stablecoin liquidity tranche established; explore yield strategies (lending protocols with high TVL and stable revenue).

Phase 3 - (2027 and Ongoing): Mature Treasury Operations

•         Active sector rotation - altFINS revenue and TVL trends used to rotate between DeFi, L1, infrastructure, and AI-token sectors,

•         Systematic rebalancing back to target allocations on a monthly or signal-triggered basis,

•         Treasury-as-differentiator narrative for BPTH investor relations - regular altFINS-powered research updates shared with shareholders,

•         Evaluate co-branded research publications: "BPTH × altFINS Digital Asset Market Outlook",

Phase 4 – (TBD): Merger of Altﬁns into BPTH and/or spinout IPO to shareholders.

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BPTH Competitive Differentiation

Most small-cap companies entering the crypto treasury space in 2026 are still following the Gen1 playbook - announcing BTC purchases with no systematic framework. BPTH’s partnership with altFINS allows it to position as a data-driven, institutionally managed treasury from day one.

Dimension	Gen1 (typical)	BPTH + altFINS (Gen2)
Asset universe	BTC only	Multi-asset, fundamentally screened
Entry discipline	Ad hoc, market-price buys	Technical signal-timed entries
Exit / risk rules	None or informal	Systematic - trend, ATR, revenue-based
Reporting	"We bought X BTC"	Quarterly on-chain fundamental reports
Research partner	None	altFINS - institutional analytics platform
Investor narrative	Bitcoin reserve play	Systematic digital asset manager

Proposed Commercial Terms

•         Data & platform license - annual enterprise subscription to altFINS API + screener + AI signals,

•         Advisory retainer - monthly fee for altFINS analyst participation in treasury committee meetings and custom research reports,

•         Co-marketing — mutual press release at partnership launch; joint investor presentations; altFINS listed as "data and analytics partner" in BPTH ﬁlings,

•         Performance alignment (optional) - a small equity or token component tied to treasury AUM growth, aligning altFINS incentives with BPTH treasury outcomes,

•         BPTH receives an option to invest up to €2M into altFINS at a €7.4M valuation (pre-money),

•         altFINS receives 2.5MM shares of BPTH, subject to certain performance deliverables and milestones.

Speciﬁc fee structures are subject to negotiation. altFINS is open to structuring terms that align with BPTH’s current capital constraints, including deferred or performance-linked components.

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Next Steps

#	Action	Owner	Timeline
1	Executive alignment meeting — BPTH board + altFINS leadership	Both	July 2026
2	altFINS platform demo for BPTH treasury/ﬁnance team	altFINS	July 2026
3	Draft treasury policy framework for BPTH board approval	BPTH + altFINS advisory	August 2026
4	Legal review and partnership agreement execution	Both legal teams	August 2026
5	Public announcement and Phase 1 capital deployment	Both	Q3 2026

This non-binding letter of intent (“LOI”) shall expire on Thursday 07/16/2026 at 5:00pm EDT.

BIO-PATH HOLDINGS, INC.	ALTFINS, J.S.A.

/s/ Vikram Grover	/s/ Richard Fetyko
Vikram Grover	Richard Fetyko
CEO	CEO

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